Press Release

Excelerate Energy Announces Third Quarter 2022 Results

The Woodlands, TX, November 9, 2022 – Excelerate Energy, Inc. (NYSE: EE) (the “Company” or “Excelerate”) today reported its financial results for the third quarter ended September 30, 2022.

REcent Highlights

•
Reported Net Income of $37.3 million for the third quarter
•
Reported Adjusted Net income of $38.6 million for the third quarter
•
Reported Adjusted EBITDAR of $86.4 million for the third quarter
•
Finland charter hire commenced October 1st; winterization upgrades for the FSRU Exemplar are ongoing
•
Signed definitive agreement to deploy FSRU Excelsior to Germany for 5 years
•
Executed shipbuilding contract with Hyundai Heavy Industries
•
The Excelerate Board declared a quarterly dividend of $0.025 per share on November 8th
•
Full year 2022 EBITDA and EBITDAR guidance range increased

CEO Comment

“Excelerate Energy delivered another great quarter, demonstrating the strength of our flexible business model against the backdrop of the most significant energy market disruption in decades,” said President and Chief Executive Officer Steven Kobos. “We are successfully executing our strategy to deploy our flexible LNG infrastructure and pursue downstream opportunities to expand our reach in both new and existing markets. As a result, we remain positioned well for growth and to deliver sustained value creation for shareholders over the long-term.

“Flexible access to LNG continues to play a critical role in providing cleaner and more reliable energy to countries across the globe,” continued Kobos. “Our portfolio approach to managing our FSRU fleet provides us with a unique ability to deliver the best solutions that scale with our customers’ needs in both developed and emerging markets. We look forward to continuing to help countries bolster their energy security and achieve their decarbonization goals.”

THIRD Quarter 2022 Financial REsults

	For the three months ended
	September 30,	June 30,	September 30,
(in millions)	2022	2022	2021
Revenues	$803.3	$622.9	$192.1
Operating Income	$49.9	$39.3	$25.7
Net Income/(Loss)	$37.3	$(4.0)	$1.4
Adjusted Net Income (1)	$38.6	$20.4	$6.9
Adjusted EBITDA (1)	$77.5	$66.1	$58.2
Adjusted EBITDAR (1)	$86.4	$75.2	$65.3
Earnings (Loss) Per Share (diluted)	$0.34	$(0.08)

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income increased over the second quarter of 2022, primarily due to the one-time charge in second quarter related to the early extinguishment of the Excellence lease as part of the IPO-related FSRU acquisition, in addition to the Adjusted EBITDA variance drivers below.

Adjusted EBITDA and Adjusted EBITDAR for the third quarter of 2022 increased over the prior quarter due to lower idle fuel costs, lower repair and maintenance expenses, and higher margins from the Bahia Blanca seasonal charter in Argentina. This was partially offset by an increase in selling, general, and administrative expenses, primarily driven by higher consulting costs to support the Company’s transition to a public company structure, along with higher expenses related to business development and marketing activities.

Key Project Updates

Finland

The Finland charter hire commenced on October 1, 2022, and the FSRU Exemplar is currently undergoing customer requested winterization upgrades during a technical stop at the Navantia shipyard in Ferrol, Spain. Excelerate and Gasgrid Finland previously announced an executed 10-year, time charter party agreement for Excelerate to provide LNG regasification services, which are expected to commence in the fourth quarter of 2022.

Germany

In October 2022, Excelerate signed a five-year charter contract with the German government for the FSRU Excelsior. The Excelsior is expected to provide regasification services at Germany’s planned LNG import terminal which is being developed at the port of Wilhelmshaven by Tree Energy Solutions, E.ON, and ENGIE. Excelerate previously announced that the Company and ENGIE signed a term sheet for the deployment of an FSRU to provide flexible and secure LNG regasification capacity for Germany as it continues to seek alternatives to Russian pipeline gas supply.

HHI Newbuild FSRU

In October 2022, Excelerate signed a binding Shipbuilding Contract with Hyundai Heavy Industries Co., Ltd. (“HHI”) for a new FSRU to be delivered in June 2026. The state-of-the-art FSRU will be equipped with HHI’s proprietary LNG regasification system, dual fuel engines, selective catalytic reduction system, best-in-class containment system and boil-off gas management, and other innovative technologies which will drive improved performance and efficiency while lowering emissions. With this newbuild order, Excelerate now has eleven FSRUs in operation or under construction.

Bahia Blanca

The FSRU Exemplar completed its seasonal regasification charter at the Bahia Blanca GasPort in Argentina on August 31, 2022. During this period, the Exemplar provided critical security of supply for Argentina by receiving and re-gasifying twelve LNG cargos.

Liquidity and capital resources

As of September 30, 2022, Excelerate had $345.7 million in cash and cash equivalents. As of September 30, 2022, the Company had letters of credit issued of $40 million and no outstanding borrowings under its $350 million senior secured revolving credit facility.

On November 8, 2022, Excelerate’s Board of Directors (the “Board”) approved a quarterly dividend equal to $0.025 per share of Class A common stock, which will be paid on December 14, 2022, to shareholders of record at the close of business on November 22, 2022.

2022 Financial Outlook

Excelerate is increasing its full year 2022 guidance range. Adjusted EBITDA is now expected to range between $264 million and $274 million. The previous range was between $249 million and $269 million. In addition, the Company now expects full year 2022 Adjusted EBITDAR to range between $300 million and $310 million. The previous range was between $285 million and $305 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 am Eastern Time (7:30 a.m. Central Time) on Thursday, November 10, 2022. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Ho Chi Minh City, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2022 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of its assets. The Company's computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. The Company defines Adjusted EBITDA, a non-GAAP measure, as net income before interest, income taxes, depreciation and amortization, long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In the second quarter of 2022, the Company revised the definition of Adjusted EBITDA to adjust for the impact of long-term incentive compensation expense, which the Company did not have prior to becoming a public company, and the early extinguishment of lease liability related to the acquisition of the Excellence vessel, as management believes such items do not directly reflect the Company’s ongoing operating performance.

Adjusted EBITDAR is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a valuation measure commonly used by financial statement users to more effectively compare the results of its operations from period to period and against other companies without regard to its financing methods or capital structure. The Company defines Adjusted EBITDAR, a non-GAAP measure, as Adjusted EBITDA adjusted to eliminate the effects of rental expenses for vessels and other infrastructure, which are normal, recurring cash operating expenses necessary to operate its business.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income (loss) plus the early extinguishment of lease liability related to the acquisition of the Excellence vessel and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO. The Company's computation of Adjusted Net Income may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Adjusted EBITDAR. Adjusted EBITDAR should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes rental expenses for vessels and other infrastructure, which is a normal, recurring cash operating expense that is necessary to operate the Company's business. The Company's presentation of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about Excelerate and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding Excelerate’s future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which Excelerate operates, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “may,” “intend,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” “shall,” “should,” “anticipate,” “opportunity” or the negative thereof or other variations thereon or comparable terminology. These statements appear throughout this press release and include, but are not limited to, statements regarding Excelerate’s plans, objectives, expectations and intentions.

You should not rely on forward-looking statements as predictions of future events. Excelerate has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, Excelerate operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, for example the invasion of Ukraine by Russia, and it is not possible for Excelerate to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The unprecedented nature of the Covid-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “Excelerate believes” and similar statements reflect Excelerate’s beliefs and opinions on the relevant subject. These statements are based on information available to Excelerate as of the date of this press release. And while Excelerate believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Excelerate’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Excelerate undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Excelerate may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Excelerate’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	September 30,	June 30,	September 30,
	2022	2022	2021
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$115,346	$110,072	$116,578
Gas sales	687,915	512,857	75,563
Total revenues	803,261	622,929	192,141
Operating expenses
Cost of revenue and vessel operating expenses	50,258	58,673	44,785
Direct cost of gas sales	658,320	485,023	78,536
Depreciation and amortization	24,648	24,296	26,074
Selling, general and administrative expenses	18,778	13,064	11,518
Restructuring, transition and transaction expenses	1,345	2,582	5,548
Total operating expenses	753,349	583,638	166,461
Operating income	49,912	39,291	25,680
Other income (expense)
Interest expense	(9,454)	(7,800)	(7,595)
Interest expense – related party	(4,235)	(5,493)	(12,390)
Earnings from equity method investment	625	732	817
Early extinguishment of lease liability on vessel acquisition	—	(21,834)	—
Other income (expense), net	657	(1,086)	93
Income before income taxes	37,505	3,810	6,605
Provision for income taxes	(233)	(7,800)	(5,228)
Net income (loss)	37,272	(3,990)	1,377
Less net income (loss) attributable to non-controlling interest	28,571	(831)	891
Less net income (loss) attributable to non-controlling interest – ENE Onshore	(127)	(181)	(1,412)
Less pre-IPO net income (loss) attributable to EELP	—	(947)	1,898
Net income (loss) attributable to shareholders	$8,828	$(2,031)	$—

Net income (loss) per common share – basic	$0.34	$(0.08)	$—
Net income (loss) per common share – diluted	$0.34	$(0.08)	$—
Weighted average shares outstanding – basic	26,254,167	26,254,167	—
Weighted average shares outstanding – diluted	26,260,861	26,254,167	—

Excelerate Energy, Inc.

Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$345,682	$72,786
Current portion of restricted cash	3,458	2,495
Accounts receivable, net	326,260	260,535
Accounts receivable, net – related party	2,496	11,140
Inventories	244,869	105,020
Current portion of net investments in sales-type leases	12,759	12,225
Other current assets	20,499	26,194
Total current assets	956,023	490,395
Restricted cash	17,907	15,683
Property and equipment, net	1,417,570	1,433,169
Operating lease right-of-use assets	84,786	106,225
Net investments in sales-type leases	403,438	412,908
Investment in equity method investee	21,267	22,051
Deferred tax assets	51,155	939
Other assets	29,320	19,366
Total assets	$2,981,466	$2,500,736
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$367,713	$303,651
Accounts payable to related party	345	7,937
Accrued liabilities and other liabilities	74,262	105,034
Current portion of deferred revenue	14,279	9,653
Current portion of long-term debt	20,670	19,046
Current portion of long-term debt – related party	7,514	7,096
Current portion of operating lease liabilities	32,110	30,215
Current portion of finance lease liabilities	19,999	21,903
Current portion of finance lease liabilities – related party	—	15,627
Total current liabilities	536,892	520,162
Derivative liabilities	—	2,999
Long-term debt, net	199,295	214,369
Long-term debt, net – related party	192,836	191,217
Operating lease liabilities	55,692	77,936
Finance lease liabilities	215,332	229,755
Finance lease liabilities – related party	—	210,992
TRA liability	76,654	—
Asset retirement obligations	36,043	34,929
Other long-term liabilities	18,951	14,451
Total liabilities	$1,331,695	$1,496,810
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized and 26,254,167 shares issued and outstanding as of September 30, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	$26	$—
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of September 30, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	82	—
Additional paid-in capital	583,997	—
Equity interest	—	1,135,769
Retained earnings	4,090	—
Related party note receivable	—	(6,759)
Accumulated other comprehensive loss	135	(9,178)
Non-controlling interest	1,192,268	14,376
Non-controlling interest – ENE Onshore	(130,827)	(130,282)
Total equity	$1,649,771	$1,003,926
Total liabilities and equity	$2,981,466	$2,500,736

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities	(In thousands)
Net income	$46,126	$42,977
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	72,687	78,320
Amortization of operating lease right-of-use assets	23,376	17,123
ARO accretion expense	1,114	1,067
Amortization of debt issuance costs	1,826	1,096
Deferred income taxes	(10,584)	—
Share of net earnings in equity method investee	(2,135)	(2,431)
Distributions from equity method investee	4,950	—
Long-term incentive compensation expense	598	—
Early extinguishment of lease liability on vessel acquisition	21,834	—
Non-cash restructuring expense	1,574	—
(Gain)/loss on non-cash items	158	—
Changes in operating assets and liabilities:
Accounts receivable	(56,155)	(10,255)
Inventories	(139,849)	15,528
Other current assets and other assets	(5,003)	(7,256)
Accounts payable and accrued liabilities	25,096	9,202
Derivative liabilities	3,649	322
Current portion of deferred revenue	4,626	(61)
Net investments in sales-type leases	8,935	7,477
Operating lease assets and liabilities	(22,286)	(16,316)
Other long-term liabilities	3,687	(6,217)
Net cash provided by (used in) operating activities	$(15,776)	$130,576
Cash flows from investing activities
Purchases of property and equipment	(63,874)	(30,837)
Net cash used in investing activities	$(63,874)	$(30,837)
Cash flows from financing activities
Proceeds from issuance of common stock, net	412,183	—
Proceeds from long-term debt – related party	652,800	39,500
Repayments of long-term debt – related party	(651,393)	(5,298)
Repayments of long-term debt	(14,326)	(21,118)
Proceeds from revolving credit facility	140,000	—
Repayments of revolving credit facility	(140,000)	—
Payment of debt issuance costs	(5,951)	—
Related party note receivables	—	(88,500)
Collections of related party note receivables	6,600	—
Settlement of finance lease liability – related party	(25,000)	—
Principal payments under finance lease liabilities	(16,326)	(26,993)
Principal payments under finance lease liabilities – related party	(2,912)	(11,611)
Dividends paid	(656)	—
Contribution	2,765	—
Distributions	(2,051)	(113)
Net cash provided by (used in) financing activities	$355,733	$(114,133)
Net increase (decrease) in cash, cash equivalents and restricted cash	276,083	(14,394)

Cash, cash equivalents and restricted cash
Beginning of period	$90,964	$109,539
End of period	$367,047	$95,145

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(In thousands)
FSRU and terminal services revenues	$115,346	$110,072	$116,578
Gas sales revenues	687,915	512,857	75,563
Cost of revenue and vessel operating expenses	(50,258)	(58,673)	(44,785)
Direct cost of gas sales	(658,320)	(485,023)	(78,536)
Depreciation and amortization expense	(24,648)	(24,296)	(26,074)
Gross Margin	$70,035	$54,937	$42,746
Depreciation and amortization expense	24,648	24,296	26,074
Adjusted Gross Margin	$94,683	$79,233	$68,820

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDAR to the GAAP financial measure of net income (loss) for each of the periods indicated.

	For the three months ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(In thousands)
Net income (loss)	$37,272	$(3,990)	$1,377
Interest expense	13,689	13,293	19,985
Provision for income taxes	233	7,800	5,228
Depreciation and amortization expense	24,648	24,296	26,074
Restructuring, transition and transaction expenses	1,345	2,582	5,548
Long-term incentive compensation expense	328	270	—
Early extinguishment of lease liability on vessel acquisition	—	21,834	—
Adjusted EBITDA	$77,515	$66,085	$58,212
Vessel and infrastructure rent expense	8,920	9,151	7,098
Adjusted EBITDAR	$86,435	$75,236	$65,310

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measure of net income (loss) for each of the periods indicated.

	For the three months ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(In thousands)
Net income (loss)	$37,272	$(3,990)	$1,377
Add back (deduct):
Restructuring, transition and transaction expenses	1,345	2,582	5,548
Early extinguishment of lease liability on vessel acquisition	—	21,834	—
Adjusted net income	$38,617	$20,426	$6,925

	2022E	2022E
(In millions)	Low Case	High Case
Income before income taxes	$71	$89
Interest expense	61	59
Depreciation and amortization expense	99	97
Long-term incentive compensation expense	2	1
Restructuring, transition and transaction expenses	9	6
Extinguishment of lease liability on FSRU acquisition	22	22
Adjusted EBITDA	264	274
Vessel and infrastructure rent expense	36	36
Adjusted EBITDAR	$300	$310

Note: We have not reconciled the Adjusted EBITDA and Adjusted EBITDAR outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.